CERTIFICATION

         In connection with the Annual Report on Form 20-F of VocalTec Communications Ltd. (the "Company") for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Elon Ganor, as Chief Executive Officer of the Company, and Hugo Goldman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Elon Ganor
-----------------------------
Name:   Elon Ganor
Title:  Chief Executive Officer
Date:   March 31, 2004


/s/ Hugo Goldman
-----------------------------
Name:   Hugo Goldman
Title:  Chief Financial Officer
Date:   March 31, 2004

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to VocalTec Communications Ltd. and will be retained by VocalTec Communications Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.